UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2012

Respect Your Universe, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	333-166171	20-0641026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5940 S. Rainbow Blvd Las Vegas, Nevada	89118
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (888) 445-6183

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 24, 2012, registrant Respect Your Universe, Inc. (the “Company”) entered into a Private Placement Subscription Agreement (the “Subscription Agreement”) by and between the Company and eighteen (18) accredited investors (the “Purchasers”) in connection with the Private Placement (as defined in Item 3.02 below). Pursuant to the Subscription Agreement, the Company issued to the Purchasers units (the “Units”) consisting of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and warrants for the purchase of Common Stock (the “Warrants”), described in Item 3.02 of this Report, the description of which is incorporated herein by reference. The forms of Subscription Agreement and Warrant are filed as Exhibit 10.01 and 10.02, respectively, to this Report, the terms of which are incorporated herein by reference.

ITEM 3.02           UNREGISTERED SALES OF EQUITY SECURITIES

On February 24, 2012 (the “Closing Date”), in a private placement transaction exempt from registration under the Securities Act of 1933, as amended (the “1933 Act”) pursuant to Rule 506 of Regulation D promulgated thereunder (the “Private Placement”), the Company issued to the Purchasers Units consisting of 1,500,000 shares of the Company’s Common Stock and Warrants to purchase 750,000 shares of Common Stock exercisable at any time on or after the Closing Date at an initial exercise price of $1.80 per share, subject to future anti-dilution adjustments, for a period of two years and six months. The terms of the Warrants, including, but not limited to, its rights and preferences and the exercise features, are set forth in the form of Warrant filed as Exhibit 10.02 to this Report.

The consideration received by the Company from the Purchasers for the purchase of the Units was $1,500,000 (the “Offering Proceeds”).

The Offering Proceeds will be used to fund the business activities of the Company.

ITEM 7.01           REGULATION FD DISCLOSURE

On February 27, 2012, the Company issued a press release announcing the completion of the Private Placement. The text of the press release is attached hereto as Exhibit 99.01, and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.01 attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in such filing.

The press release may contain forward-looking statements. All forward-looking statements involve risks and uncertainties, and several factors could cause actual results to differ materially from those in the forward-looking statements. The following factors, among others, could cause actual results to differ from those indicated in the forward-looking statements: the uncertainties associated with the number of shares of Common Stock actually issued as a result of the exercise of the Warrants; uncertainties associated with the use of proceeds from the sale of the Units; uncertainties associated with adjustments, conditions, restrictions and protections included in the terms of the Warrants and other documents related to the sale of the Units and related transactions; the uncertainty that the Company will achieve its short-term and long-term profitability and growth goals; uncertainties associated with market acceptance of and demand for the Company’s products; the impact of competitive products and pricing; the dependence on third-party suppliers and their pricing; the ability to meet product demand; the availability of funding sources; the exposure to market risks; the dependence on intellectual property rights; the effectiveness of internal controls; and risks and factors described from time to time in reports and registration statements filed by the Company with the Securities and Exchange Commission. A more complete description of the Company’s business is provided in the Company’s most recent annual, quarterly and current reports, which are available from the Company without charge or at www.sec.gov.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No. Description
10.01	Form of Private Placement Subscription Agreement, dated as of February 24, 2012, by and between the Company and the Purchasers
10.02	Form of Warrant, dated as of February 24, 2012 (Included as Exhibit D of Exhibit 10.01)
99.01	Press Release of the Company, dated February 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Respect Your Universe, Inc.

Dated:	February 29, 2012

By:	/s/ Kristian Andresen
Kristian Andresen
Chairman and Secretary